Exhibit 99.1

Codexis Reports 2018 Fourth Quarter and Full Year Financial Results
2018 revenues of $61 million include a 50% increase in R&D revenue
Introduces 2019 financial guidance

Conference call begins at 4:30 pm Eastern time today
Accompanying slide presentation available on Investor section of company website

REDWOOD CITY, Calif. (February 26, 2019) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three and 12 months ended December 31, 2018, provides a business update and introduces 2019 financial guidance.

“We closed a highly productive year with revenues of $61 million, up 21% from the prior year, as we met or exceeded all guidance metrics for the fifth consecutive year,” said Codexis President and CEO John Nicols. “Our growth was driven by a 50% increase in R&D revenue. Product revenue of $26 million met our outlook and gross margin on product revenue of 51% was above our guidance range. Besides these excellent financial accomplishments in 2018, we delivered strategic advancements across our business segments. In Performance Enzymes, we announced and advanced a new pharma partnership with Porton Pharma Solutions, plus commercialized a suite of proprietary high-performing enzymes for the production of Tate & Lyle’s Tasteva M stevia sweetener. In Novel Biotherapeutics, we successfully completed our first-ever clinical trial. Our execution enabled our partner, Nestlé Health Science, to exercise their option in recent weeks for the licensing of our first self-funded biotherapeutic candidate, CDX-6114, for the potential treatment of phenylketonuria.

“Our outlook for 2019 is for another solid performance, with year-over-year revenue growth expected between 14% and 19%,” he added. “We are lined up to strategically advance in both business segments again as well. In Performance Enzymes, we anticipate a growing list of deepening pharmaceutical relationships, significant market penetration of molecular diagnostics markets, and expansion of industrial enzyme development partnerships. In Novel Biotherapeutics, we are accelerating the discovery and development programs, and expect two additional biotherapeutic candidates to be at the partnerable stage before the end of the year.”

Fourth Quarter Financial Highlights
Codexis is reporting two business segments: the Performance Enzymes segment, which consists of its protein catalyst and enzyme product and service offerings with a focus on pharmaceutical, food, molecular diagnostics and other industrial markets; and the Novel Biotherapeutics discovery and development segment.

Total revenues for the fourth quarter of 2018 were $16.1 million compared with $21.7 million for the fourth quarter of 2017, which included the recognition of $1.7 million of non-recurring revenue in connection a revenue-sharing arrangement that was terminated in the fourth quarter of 2017. Product revenue for the fourth quarter of 2018 was $7.3 million compared with $7.6 million for the fourth quarter of 2017, with the decrease due to timing in the demand for various enzymes. R&D revenue for the fourth quarter of 2018 was $8.8 million, compared with $14.2 million for the prior-year period, which included initial R&D revenue under the agreement with Nestle Health Science. R&D revenue for the fourth quarter of 2018 included $5.8 million from the Performance Enzymes segment and $3.0 million from the Novel Biotherapeutics segment. R&D revenue for the fourth quarter of 2017 included $6.5 million for the Performance Enzymes segment and $7.7 million from the Novel Biotherapeutics segment.

Gross margin on product revenue for the fourth quarter of 2018 was 67%, up from 53% for the fourth quarter of 2017, with the increase due to favorable product mix.

R&D expenses were $7.5 million for the fourth quarter of 2018, compared with $9.4 million for the fourth quarter of 2017, with the decrease primarily due to lower consulting fees and outside services related to CDX-6114, partially offset by higher expense related to headcount. R&D expenses for the fourth quarter of 2018 included $4.4 million from the Performance Enzymes segment and $2.9 million from the Novel Biotherapeutics segment. R&D expenses for the fourth quarter of 2017 included $4.3 million from the Performance Enzymes segment and $5.0 million from the Novel Biotherapeutics segment.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2018 were $6.8 million, compared with $7.9 million for the fourth quarter of 2017, with the decrease primarily due to lower legal fees, and lower stock-based compensation expense, partially offset by higher consulting and accounting fees. SG&A expenses for the fourth quarter of 2018 included $1.8 million from the Performance Enzymes segment, $0.2 million from the Novel Biotherapeutics segment and $4.9 million in corporate overhead and depreciation expense. SG&A expenses for the fourth quarter of 2017 included $2.1 million from the Performance Enzymes segment and $5.9 million in corporate overhead and depreciation expense. The company recorded no SG&A expenses from the Novel Biotherapeutics segment in the fourth quarter of 2017.

The net loss for the fourth quarter of 2018 was $0.5 million, or $0.01 per share, compared with net income for the fourth quarter of 2017 of $1.0 million, or $0.02 per basic and diluted share. Non-GAAP net income for the fourth quarter of 2018 was $1.6 million, or $0.03 per basic and diluted share, compared with non-GAAP net income for the fourth quarter of 2017 of $3.1 million, or $0.06 per basic and diluted share. A reconciliation of GAAP to non-GAAP measures is provided below.

2018 Financial Results
Total revenues for 2018 were $60.6 million, up 21% from $50.0 million for 2017, and included $35.0 million in R&D revenue and $25.6 million in product revenue. R&D revenue for 2018 included $21.5 million from the Performance Enzymes segment and $13.5 million from the Novel Biotherapeutics segment. R&D revenue for 2017 included $15.6 million from the Performance Enzymes segment and $7.7 million from the Novel Biotherapeutics segment.

Gross margin on product sales for 2018 was 51%, an increase from 46% for 2017 due to improved sales mix.

R&D expenses for 2018 were $30.0 million, compared with $29.7 million for 2017, with the increase primarily due to higher headcount, allocation of occupancy-related costs and increases in lab supplies and stock-based compensation expense, partially offset by a decrease in outside services. R&D expenses for 2018 included $18.9 million from the Performance Enzymes segment and $10.2 million from the Novel Biotherapeutics segment. R&D expenses for 2017 included $16.8 million from the Performance Enzymes segment and $12.1 million from the Novel Biotherapeutics segment.

SG&A expenses for 2018 were $29.3 million, compared with $29.0 million for 2017, with the increase due to higher headcount, consulting and outside services, accounting fees, recruiting fees and stock-based compensation expense partially offset by a decrease in legal expenses. SG&A expenses for 2018 included $7.5 million from the Performance Enzymes segment, $0.8 million from the Novel Biotherapeutics segment and $21.5 million in corporate overhead and depreciation expense. SG&A expenses for 2017 included $7.4 million from Performance Enzymes and $22.3 million in corporate overhead and depreciation expense. The company recorded no SG&A expenses from the Novel Biotherapeutics segment for 2017.

The net loss for 2018 was $10.9 million, or $0.21 per share, compared with a net loss for 2017 of $23.0 million, or $0.50 per share. Non-GAAP net loss for 2018 was $1.8 million, or $0.04 per share, compared with non-GAAP net loss for 2017 of $14.9 million, or $0.32 per share.

Cash and cash equivalents as of December 31, 2018 were $53.0 million, compared with $31.2 million as of December 31, 2017.

2019 Financial Outlook

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Codexis is introducing financial guidance for 2019, as follows:

•	Total revenues are expected to be $69 million to $72 million;

•	Product sales are expected to be $26 million to $29 million; and

•	Gross margin on product sales is expected to be 48% to 52%.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude the non-cash items depreciation expense and stock-based compensation expense. Non-GAAP financial measures presented are non-GAAP net loss, non-GAAP net loss per share (basic and diluted) and the non-GAAP operating expenses non-GAAP R&D expense and non-GAAP SG&A expense. Non-GAAP operating expenses exclude stock-based compensation expense and depreciation of fixed assets.

Codexis management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering them the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all expenses that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. A slide presentation to accompany the conference call will be available on the Investor section of company website. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and the passcode is 1467218. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 1467218 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com.

Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding 2019 total revenues, product revenue and gross margin on product revenue, and growth prospects for its Performance Enzyme business, and the discovery, development and prospects of additional biotherapeutic candidates in its Novel Biotherapeutics business. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially

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affect actual results include, among others: the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for Codexis’ unpartnered biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ dependence on its licensees and collaborators, including Codexis’ dependence on Nestlé Health Science for the successful development and commercialization of CDX-6114; Codexis’ biotherapeutic programs are early stage, highly regulated and expensive; the regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and the results inherently unpredictable; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; unintended or undesirable side effects of our product candidates could hinder or prevent receipt of regulatory approval; even if regulatory approval is obtained for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements and expenses; our biotherapeutic products may face competition in the market; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; risks, uncertainties and costs associated with the successful development of biotherapeutic candidates, including obtaining development partners for its biotherapeutic programs and progressing such programs to clinical trials and regulatory approvals; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces, including the fine chemicals, therapeutics and in vitro molecular diagnostics markets; Codexis’ ability to comply with the terms of its credit facility and its associated debt service obligations; Codexis’ need for additional capital in the future in order to expand its business or to adjust for market conditions or strategic considerations, which may involve Codexis entering into equity offerings, debt financings, credit facilities and/or strategic collaborations; Codexis’ dependence on key personnel; Codexis’ ability to establish and maintain adequate protection for intellectual property, trade secrets and other proprietary rights covering its technologies; and any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 15, 2018 and Form 10-Q filed with the SEC on August 9, 2018, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
LHA Investor Relations
Jody Cain, 310-691-7100
jcain@lhai.com
Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
Revenues:
Product revenue	$7,299	$7,551	$25,590	$26,685
Research and development revenue	8,769	14,171	35,004	23,339
Total revenues	16,068	21,722	60,594	50,024
Costs and operating expenses:
Cost of product revenue	2,393	3,559	12,620	14,327
Research and development	7,513	9,417	29,978	29,659
Selling, general and administrative	6,806	7,867	29,291	29,008
Total costs and operating expenses	16,712	20,843	71,889	72,994
Income (loss) from operations	(644)	879	(11,295)	(22,970)
Interest income	227	52	671	147
Other expense, net	(69)	(12)	(291)	(92)
Income (loss) before income taxes	(486)	919	(10,915)	(22,915)
Provision for (benefit from) income taxes	(25)	(51)	(37)	81
Net income (loss)	$(461)	$970	$(10,878)	$(22,996)

Net income (loss) per share, basic	$(0.01)	$0.02	$(0.21)	$(0.50)
Net income (loss) per share, diluted	$(0.01)	$0.02	$(0.21)	$(0.50)
Weighted average common stock shares used in computing net income (loss) per share, basic	53,973	48,187	52,205	46,228
Weighted average common stock shares used in computing net income (loss) per share, diluted	53,973	50,599	52,205	46,228

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In Thousands)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$53,039	$31,219
Accounts receivable, net	10,551	11,447
Unbilled receivables, current	1,916	353
Inventories, net	589	1,036
Prepaid expenses and other current assets	1,068	984
Contract assets	35	—
Total current assets	67,198	45,039
Restricted cash	1,446	1,557
Equity securities	588	671
Property and equipment, net	4,759	2,815
Goodwill	3,241	3,241
Other non-current assets	1,051	302
Total assets	$78,283	$53,625
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,050	$3,545
Accrued compensation	5,272	4,753
Other accrued liabilities	4,855	4,362
Deferred revenues	3,936	12,292
Total current liabilities	17,113	24,952
Deferred revenues, net of current portion	3,352	1,501
Lease incentive obligation, net of current portion	35	460
Financing obligation, net of current portion	61	302
Other long-term liabilities	1,416	1,863
Total liabilities	21,977	29,078
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	386,775	340,079
Accumulated other comprehensive loss	—	(472)
Accumulated deficit	(330,474)	(315,065)
Total stockholders’ equity	56,306	24,547
Total liabilities and stockholders’ equity	$78,283	$53,625

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Codexis, Inc.
Segmented Information
(unaudited)
(In Thousands)

	Three months ended December 31, 2018			Three months ended December 31, 2017
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$7,299	$—	$7,299	$7,551	$—	$7,551
Research and development revenue	5,755	3,014	8,769	6,480	7,691	14,171
Total revenues	13,054	3,014	16,068	14,031	7,691	21,722
Costs and operating expenses:
Cost of product revenue	2,392	—	2,392	3,559	—	3,559
Research and development(1)	4,376	2,891	7,267	4,265	4,973	9,238
Selling, general and administrative	1,843	156	1,999	2,133	—	2,133
Total segment costs and operating expenses	8,611	3,047	11,658	9,957	4,973	14,930
Income (loss) from operations	$4,443	$(33)	4,410	$4,074	$2,718	6,792
Corporate costs (2)			(4,561)			(5,626)
Depreciation			(335)			(247)
Loss before income taxes			$(486)			$919

(1) Research and development expenses exclude depreciation.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Segmented Information
(unaudited)
(In Thousands)

	Year Ended December 31, 2018			Year Ended December 31, 2017
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$25,590	$—	$25,590	$26,685	$—	$26,685
Research and development revenue	21,483	13,521	35,004	15,648	7,691	23,339
Total revenues	47,073	13,521	60,594	42,333	7,691	50,024
Costs and operating expenses:
Cost of product revenue	12,620	—	12,620	14,327	—	14,327
Research and development(1)	18,924	10,185	29,109	16,847	12,107	28,954
Selling, general and administrative	7,538	771	8,309	7,371	—	7,371
Total segment costs and operating expenses	39,082	10,956	50,038	38,545	12,107	50,652
Income (loss) from operations	$7,991	$2,565	10,556	$3,788	$(4,416)	(628)
Corporate costs (2)			(20,324)			(21,245)
Depreciation			(1,147)			(1,042)
Loss before income taxes			$(10,915)			$(22,915)

(1) Research and development expenses exclude depreciation.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(In Thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017

(i) Research and development expenses
Research and development expenses - GAAP	$7,513	$9,417	$29,978	$29,659
Non-GAAP adjustments:
Depreciation expense (a)	(246)	(178)	(870)	(709)
Stock-based compensation (b)	(500)	(394)	(2,055)	(1,444)
Research and development expenses - Non-GAAP	$6,767	$8,845	$27,053	$27,506

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$6,806	$7,867	$29,291	$29,008
Non-GAAP adjustments:
Depreciation expense (a)	(89)	(69)	(277)	(333)
Stock-based compensation (b)	(1,182)	(1,485)	(5,834)	(5,647)
Selling, general and administrative expenses - Non-GAAP	$5,535	$6,313	$23,180	$23,028

(iii) Net income (loss)
Net income (loss) - GAAP	$(461)	$970	$(10,878)	$(22,996)
Non-GAAP adjustments:
Depreciation expense (a)	335	247	1,147	1,042
Employee stock-based compensation (b)	1,682	1,879	7,889	7,091
Net income (loss) - Non-GAAP	$1,556	$3,096	$(1,842)	$(14,863)

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(Shares in Thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
(iv) Net income (loss) per share
Net income (loss) per share - GAAP, basic	$(0.01)	$0.02	$(0.21)	$(0.50)
Non-GAAP adjustments:
Depreciation expense (a)	$0.01	$0.01	$0.02	$0.02
Stock-based compensation (b)	$0.03	$0.04	$0.15	$0.15
Net income (loss) per share - Non-GAAP, basic	$0.03	$0.06	$(0.04)	$(0.32)

Net income (loss) per share - GAAP, diluted	$(0.01)	$0.02	$(0.21)	$(0.50)
Non-GAAP adjustments:
Depreciation expense (a)	$0.01	$—	$0.02	$0.02
Stock-based compensation (b)	$0.03	$0.04	$0.15	$0.15
Net income (loss) per share - Non-GAAP, diluted	$0.03	$0.06	$(0.04)	$(0.32)

Weighted average common shares used in computing GAAP and Non-GAAP net income (loss) per share, basic	53,973	48,187	52,205	46,228
Weighted average common shares used in computing GAAP net income (loss) per share, diluted	53,973	50,599	52,205	46,228
Effect of dilutive shares	4,469	—	—	—
Weighted average common shares used in computing non-GAAP net income (loss) per share, diluted	58,442	50,599	52,205	46,228

These non-GAAP financial measures exclude the following items:

(a) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.

(b) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

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